Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 16, 2017 (the “Effective Date”), by and among (i) BCPE Eagle Holdings, Inc., a Delaware corporation (the “Company”), (ii) each of the sponsors listed on the Schedule of Sponsors attached hereto, as such schedule may be updated from time to time in accordance with the terms of this Agreement (the “Sponsors”), (iii) each of the executives listed on the Schedule of Executives attached hereto, as such schedule may be updated from time to time in accordance with the terms of this Agreement (the “Executives”) and (iv) each Person listed on the Schedule of Other Investors attached hereto, as such schedule may be updated from time to time in accordance with the terms of this Agreement (collectively, the “Other Investors”). The Sponsors, the Executives and the Other Investors are collectively referred to as the “Stockholders” and each individually as a “Stockholder.” Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Section 1.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.     Definitions. Unless otherwise defined elsewhere in this Agreement, capitalized terms contained herein have the meanings set forth below.

“Acquired Shares” has the meaning set forth in Section 9.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Agreement” has the meaning set forth in the preamble.

“Applicable Approving Party” means (i) if both the Bain Holders and the Whitney Holders are participating in the applicable offering, the Majority Bain Holders and the Majority Whitney Holders (except as contemplated by the following clause (ii)), (ii) if a Sponsor made a Liquidity IPO Request pursuant to the Stockholders Agreement, such Sponsor, (iii) if only one Sponsor is participating in the applicable offering, such participating Sponsor, or (iv) if neither the Whitney Holders nor the Bain Holders are participating in the applicable offering, the holders of a majority of the Registrable Securities participating in the applicable offering.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Bain Holders” means (i) Bain Capital Fund XI, L.P., BCIP Associates IV (US), L.P., BCIP Associates IV-B (US), L.P., BCIP T Associates IV (US), L.P., BCIP T Associates IV-B (US), L.P., Randolph Street Investment Partners, L.P. – 2016 DIF, Squam Lake Investors XI, L.P., Bain & Company, Inc., Wayne DeVeydt and each of their affiliates and their Permitted Transferees that acquires Stockholder Shares and becomes a Stockholder under the Stockholders Agreement and (ii) any other Person advised, managed or sub-advised by Bain Capital Private Equity, LP that becomes a holder of Registrable Securities hereunder. Unless otherwise agreed by the Majority Bain Holders, any consent, approval, election or action taken or contemplated to be taken by the Bain Holders pursuant to this Agreement shall be taken by the Majority Bain Holders at such time.

“Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

“Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which the Company’s chief executive office is located or in New York, New York.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) or options to purchase any of the foregoing.

“Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and the Company’s Class B Common Stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company-Paid Long-Form Registrations” has the meaning set forth in Section 2(b).

“Demand Registrations” has the meaning set forth in Section 2(a).

“End of Suspension Notice” has the meaning set forth in Section 2(g)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Executive Registrable Securities” means (i) any Common Stock held as of the date hereof or purchased after the date hereof, or acquired hereafter through employee equity grants or the exercise of employee options or warrants to acquire such Common Stock or other securities convertible or exchangeable into such Common Stock, by the management employees of the Company and any Subsidiaries who are or become parties to this Agreement and (ii) any common Capital Stock of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Executives” has the meaning set forth in the preamble to this Agreement and means those officers, executives and employees of, and other service providers to, the Company and its subsidiaries who acquire or are granted shares of the Company’s Common Stock and become a party to this Agreement.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole record and beneficial owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts described in clause (iii) above, and (v) any retirement plan for such individual.

“FINRA” means the Financial Industry Regulatory Authority.

“Follow-On Holdback Period” has the meaning set forth in Section 4(a)(ii).

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Period” has the meaning set forth in Section 4(a)(i).

“Indemnified Parties” has the meaning set forth in Section 7(a).

“Initiating Sponsor” has the meaning set forth in Section 2(e).

“Investment Agreements” means those certain Subscription Agreements, by and between the Company, on the one hand, and the Sponsors on the other hand.

“IPO” means an initial underwritten Public Offering consummated by the Company that results in the shares of Common Stock that are sold in such Public Offering being listed on (i) the New York Stock Exchange or the NASDAQ Stock Market or (ii) such other securities exchange as may be agreed by each of the Major Sponsors (as defined in the Stockholders Agreement).

“Joinder” has the meaning set forth in Section 9.

“Liquidity IPO” has the meaning set forth in the Stockholders Agreement.

“Liquidity IPO Request” has the meaning set forth in the Stockholders Agreement.

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“Majority Bain Holders” has the meaning set forth in Section 2(a).

“Majority Whitney Holders” has the meaning set forth in Section 2(a).

“Other Investor Registrable Securities” means (i) any Common Stock issued or distributed (directly or indirectly) to the Other Investors or any of their respective Affiliates and (ii) any common Capital Stock of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Other Investors” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferees” has the meaning set forth in the Stockholders Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

“Registrable Securities” means Sponsor Registrable Securities, Executive Registrable Securities and Other Investor Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the IPO or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement. Notwithstanding the foregoing, following the consummation of the IPO, any Registrable Securities (i) held by any Person (other than a Sponsor, its Affiliates or its Permitted Transferees) that may be sold under Rule 144 without volume limitations or other restrictions (as determined by the Company) and (ii) held by any Sponsor, its Affiliate or its Permitted Transferee who beneficially owns (collectively amongst such Sponsor and its Affiliates and Permitted Transferees) less than 1% of the outstanding Registrable Securities and whose Registrable Securities may be sold under Rule 144 without volume limitations or other restrictions (as determined by the Company) shall, in each case, not be deemed to be Registrable Securities.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Resale Shelf Registration” has the meaning set forth in Section 2(d).

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415” and “Rule 430B” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Sale of the Company” has the meaning set forth in the Stockholders Agreement.

“Sale Transaction” has the meaning set forth in Section 4(a)(i).

“Securities” has the meaning set forth in Section 4(a)(i).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration or any other Shelf Registration or any such holder that could be added to such Resale Shelf Registration or other Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Sponsor Registrable Securities” means (i) any Common Stock issued pursuant to the Investment Agreements or otherwise issued or distributed (directly or indirectly) to the Sponsors or any of their respective Affiliates, (ii) any common Capital Stock of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iii) any other Common Stock held by Persons holding securities described in clauses (i) or (ii) above.

“Sponsors” has the meaning set forth in the preamble to this Agreement.

“Stockholder Shares” has the meaning set forth in the Stockholders Agreement.

“Stockholders Agreement” means the Stockholders Agreement, dated as of March 16, 2017, by and among the Company, the Sponsors and certain other stockholders of the Company signatory thereto, as it may be amended from time to time in accordance with its terms.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Suspension Event” has the meaning set forth in Section 2(g)(ii).

“Suspension Notice” has the meaning set forth in Section 2(g)(ii).

“Suspension Period” has the meaning set forth in Section 2(g)(i).

“Takedown Demand” has the meaning set forth in Section 2(e).

“Violation” has the meaning set forth in Section 7(a).

“Whitney Holders” means J.H. Whitney VII, L.P., PSA Healthcare Holding LLC, JHW Iliad Holdings LLC and PSA Iliad Holdings LLC (in each case of PSA Healthcare Holding LLC, JHW Iliad Holdings LLC and PSA Iliad Holdings LLC, which shall at all times be controlled by funds and investment vehicles managed by J.H. Whitney Capital Partners, LLC) and each of their affiliates and their Permitted Transferees that acquires Stockholder Shares and becomes a Stockholder hereunder and (ii) any other Person advised, managed or sub-advised by J.H. Whitney Capital Partners, LLC that becomes a holder of Registrable Securities hereunder. Unless otherwise agreed by the Majority Whitney Holders, any consent, approval, election or action taken or contemplated to be taken by the Whitney Holders pursuant to this Agreement shall be taken by the Majority Whitney Holders at such time.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2.    Demand Registrations.

(a)    Requests for Registration. Subject to the terms and conditions of this Agreement, at any time (i) pursuant to the terms of the Stockholders Agreement or (ii) after the earlier of (A) the fourth anniversary of the date hereof (only if exercised in connection with the consummation of a Liquidity IPO pursuant to Section 7(a) of the Stockholders Agreement) and (B) the date on which the Company has completed the IPO, the holders of (x) a majority of the Registrable Securities held by the Whitney Holders (the “Majority Whitney Holders”) or (y) a majority of the Registrable Securities held by the Bain Holders (the “Majority Bain Holders”) may, in each case provided that the Sponsor making such request holds greater than 2% of the total Registrable Securities of the Company, request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 (including pursuant to Rule 415) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to the Company (“Short-Form Registrations”); provided that any Demand Registration (as defined below) initiated within the first two years immediately following the IPO shall require the prior written consent of the Coordination Committee (as defined in the Stockholders Agreement). All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution; provided that no request for a Demand Registration may specify a number of Registrable Securities that is less than 2% of the total outstanding Registrable Securities of the Company as of such date. Within five days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other holders of Registrable Securities and, subject to the terms of Section 2(f), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five days after the receipt of the Company’s notice; provided that, with the prior written consent of the Majority Whitney Holders and the Majority Bain Holders, the Company may provide notice of the Demand Registration to all other holders of Registrable Securities within three business days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)    Long-Form Registrations. (i) The Whitney Holders (collectively) shall be entitled to request pursuant to Section 2(a) an unlimited number of Long-Form Registrations in which the Company shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective (each, a “Company-Paid Long-Form Registration”) and (ii) the Bain Holders (collectively) shall be entitled to request pursuant to Section 2(a) an unlimited number of Company-Paid Long Form Registrations; provided that, the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $25,000,000. All Long- Form Registrations shall be underwritten registrations unless otherwise approved by the Applicable Approving Party.

(c)    Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), the Whitney Holders (collectively) and the Bain Holders (collectively) shall each be entitled to request pursuant to Section 2(a) an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $25,000,000. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities and to remain qualified so that Short-Form Registrations continue to be available for such offer and sale. If the Majority Whitney Holders and the Majority Bain Holders request that a Short-Form Registration be filed pursuant to Rule 415 (a “Shelf Registration”) and the Company is eligible to do so, the Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if the Company is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, the Company shall cause the Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration, (ii) the date as of which there are no longer in existence any Registrable Securities covered by the Shelf Registration and (iii) an earlier date agreed to in writing by both the Majority Whitney Holders and the Majority Bain Holders. If for any reason the Company ceases to be a WKSI or becomes ineligible to utilize Form S-3, the Company shall prepare and file with the Securities and Exchange Commission a registration statement or registration statements on such form that is available for the sale of Registrable Securities.

(d)    Resale Shelf Registration. Unless the Major Sponsors instruct the Company otherwise in writing prior to such registration statement becoming effective, on the first day of the calendar month immediately following the first anniversary of the IPO, or as promptly as practicable thereafter, so long as the Company is then-eligible to use any applicable short-form registration, the Company shall use its reasonable best efforts to cause a registration statement for the sale or distribution by the Sponsors and other holders of Registrable Securities approved by the Majority Whitney Holders and the Majority Bain Holders of all of the Registrable Securities held by such holders on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (the “Resale Shelf Registration”), to be filed and declared effective under the Securities Act, and, if the Company is a WKSI at the time of such Resale Shelf Registration, to cause that such Resale Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, the Company shall cause the Resale Shelf Registration to remain effective (including by filing a new Resale Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Resale Shelf Registration, (ii) the date as of which there are no longer in existence any Registrable Securities covered by the Shelf Registration and (iii) an earlier date agreed to in writing by both the Majority Whitney Holders and the Majority Bain Holders. The Company shall pay all Registration Expenses in connection with the Resale Shelf Registration whether or not it has become effective. For the avoidance of doubt, nothing set forth herein shall require the Company to file the Resale Shelf Registration or any Shelf Registration or to keep effective the Resale Shelf Registration or any Shelf Registration at any time during which the Company is ineligible to use any applicable short-form registration; provided that at such time, pursuant to Section 2(c), the Company shall use its reasonable best efforts to become and remain eligible to use Short-Form Registrations and, upon the request of the Majority Whitney Holders or the Majority Bain Holders pursuant to this Section 2, the Company shall prepare and file with the Securities and Exchange Commission a registration statement or registration statements on such form that is available for the sale of the Registrable Securities that were to be otherwise sold or distributed under such Resale Shelf Registration or Shelf Registration.

(e)    Shelf Takedowns. At any time when the Resale Shelf Registration or a Shelf Registration is effective and its use has not been otherwise suspended by the Company in accordance with the terms of Section 2(c) or Section 2(d) above, upon a written demand (a “Takedown Demand”) by any Whitney Sponsor or Bain Sponsor that is a Shelf Participant holding Registrable Securities at such time (the “Initiating Sponsor”), the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration or Shelf Registration and the Company shall pay all Registration Expenses in connection therewith; provided that the Company will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade) or non-underwritten takedown offering, at least two (2) Business Days’ notice of such Takedown Demand to each Whitney Sponsor and Bain Sponsor (other than the Initiating Sponsor) that is a Shelf Participant, (y) in connection with any Block Trade, notice of such Takedown Demand to each Whitney Sponsor and Bain Sponsor (other than the Initiating Sponsor) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Sponsor) that is a Shelf Participant. In connection with (x) any non-marketed underwritten takedown offering or non- underwritten takedown offering and (y) any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to the Company, which notice must be received by the Company no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade) or a non-underwritten takedown offering, the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Sponsor and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering (x) in connection with any non-underwritten takedown offering, on a pro rata basis based on the amount of Registrable Securities owned by all such Shelf Participants requesting to include Registrable Securities in such non-underwritten takedown offering as of the date the Company provided notice of the Takedown Demand to the Shelf Participants pursuant to this Section 2(e) and (y) in connection with any underwritten takedown offering, subject to Section 2(f) below. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(f)    Priority on Demand Registrations and Takedown Offerings. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Applicable Approving Party. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such offering prior to the inclusion of any securities which are not Registrable Securities (i) first, the number of Sponsor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder relative to the total number of Registrable Securities held by all such holders of Sponsor Registrable Securities requesting to include Registrable Securities in such Demand Registration or takedown offering as of the date the Company provided written notice of the Demand Registration or Takedown Demand to the holders of Registrable Securities, without distinguishing between holders based on who initially requested such Demand Registration or Takedown Demand or otherwise, and (ii) second, the number of Executive Registrable Securities and Other Investor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder relative to the total number of Registrable Securities held by all such holders of Executive Registrable Securities and Other Investor Registrable Securities requesting to include Registrable Securities in such Demand Registration or takedown offering as of the date the Company provided written notice of the Demand Registration or Takedown Demand to the holders of Registrable Securities.

(g)    Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a registration statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)    The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which Registrable Securities were included pursuant to Section 3. The Company may postpone, for up to 60 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of the Resale Shelf Registration or any Shelf Registration (and therefore suspend sales of the Registrable Securities included therein) by providing written notice to the holders of Registrable Securities if the Company and the Applicable Approving Party agree that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its Subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. The Company may delay or suspend the effectiveness of a Demand Registration or takedown offering pursuant to this Section 2(g)(i) only once in any twelve-month period; provided that, for the avoidance of doubt, the Company may in any event delay or suspend the effectiveness of Demand Registration or takedown offering in the case of an event described under Section 5(a)(vi) to enable it to comply with its obligations set forth in Section 5(a)(vi). The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the Applicable Approving Party, which consent shall not be unreasonably withheld.

(ii)    In the case of an event that causes the Company to suspend the use of the Resale Shelf Registration or any Shelf Registration as set forth in Section 2(g)(i) or pursuant to Section 5(a)(vi) (a “Suspension Event”), the Company shall give a notice to the holders of Registrable Securities registered pursuant to such Resale Shelf Registration or Shelf Registration (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration or Shelf Registration (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such

Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration or Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii)    Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to the Resale Shelf Registration or any Shelf Registration pursuant to this Section 2(g), the Company agrees that it shall extend the period of time during which such Resale Shelf Registration or Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration or Shelf Registration are no longer Registrable Securities.

(h)    Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering.

(i)    Other Registration Rights. The Company represents and warrants that other than the Stockholders Agreement, it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company or any Subsidiary to register any Capital Stock of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Major Sponsors.

(j)    Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to the Company; provided that if both Sponsors are participating in such Demand Registration or takedown offering and the non-requesting Sponsor otherwise has the right to make a Demand Registration or takedown offering pursuant to Section 2 and desires to continue to participate in such Demand Registration or takedown offering, then the revocation shall only apply to the requesting Sponsor.

Section 3.     Piggyback Registrations.

(a)     Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, in which case the ability of a holder of Registrable Securities to participate in such Demand Registration is addressed by Section 2(a), (ii) pursuant to a Takedown Demand, in which case the ability of a holder of Registrable Securities to participate in such takedown offering is addressed by Section 2(e), (iii) with respect to the holders of Executive Registrable Securities and the holders of Other Investor Registrable Securities, in connection with the IPO, (iv) with respect to the holders of Sponsor Registrable Securities, with the written consent of the Major Sponsors, in connection with the IPO, if no Registrable Securities of the Major Sponsors are included in the IPO, (v) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission (or any successor or similar forms), (vi) in connection with a registration the primary purpose of which is to register debt securities, or (vii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such Piggyback Registration and, subject to the terms of Section 3(c) and Section 3(d), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b)     Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c)     Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the number of Sponsor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder relative to the total number of Registrable Securities held by all such holders of Sponsor Registrable Securities requesting to include Registrable Securities in such registration as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities, (iii) third, the number of Executive Registrable Securities and Other Investor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder relative to the total number of Registrable Securities held by all such holders of Executive Registrable Securities and Other Investor Registrable Securities requesting to include Registrable Securities in such registration as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities, and (iv) fourth, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d)     Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (it being understood that Demand Registrations and Shelf Registrations (including any related takedown offerings) by or on behalf of holders of Registrable Securities are addressed in Section 2 rather than in this Section 3(d)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration and the number of Sponsor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of securities owned by each such holder relative to the total number of securities held by all such holders initially requesting such registration and holders of Sponsor Registrable Securities requesting to include Registrable Securities in such registration as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities, (ii) second, the number of Executive Registrable Securities and Other Investor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder relative to the total number of Registrable Securities held by all such holders of Executive Registrable Securities and Other Investor Registrable Securities requesting to include Registrable Securities in such registration as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

Section 4.     Holdback Agreements.

(a)     Holders of Registrable Securities. If required by the Applicable Approving Party, each holder of Registrable Securities (in the case of any underwritten Public Offering) shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by the Applicable Approving Party. In the absence of any such lock-up agreement:

(i)     each holder of Registrable Securities agrees that in connection with the Company’s IPO, such Person shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such Person in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), or (D) publicly disclose the intention to enter into any Sale Transaction, from the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for such IPO to the date that is 180 days following the date of the final prospectus for such IPO (the “Holdback Period”), unless the Applicable Approving Party and the underwriters managing the IPO otherwise agree in writing;

(ii)     each holder of Registrable Securities agrees that in connection with all other underwritten Public Offerings other than the IPO, such Person shall not effect any Sale Transaction from the date on which the Company gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Public Offering to the date that is 90 days following the date of the final prospectus for such Public Offering (“Follow-On Holdback Period”), unless, if an underwritten Public Offering, the Applicable Approving Party and the underwriters managing such Public Offering otherwise agree in writing.

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 4(a) until the end of such period.

(b)     The Company. The Company (i) shall not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during any Holdback Period or Follow-On Holdback Period, and (ii) shall use its reasonable best efforts to cause (A) each holder of at least 1% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a Public Offering) and (B) each of its directors and executive officers to agree not to effect any Sale Transaction or publicly disclose the intention to enter into any Sale Transaction during any Holdback Period or Follow- On Holdback Period, except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the Public Offering otherwise agree in writing.

Section 5.     Registration Procedures.

(a)     Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)     in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii)     notify each holder of Registrable Securities of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii)     prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)     furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(v)     use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)     notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2(g), at the request of any such seller, the Company shall use its reasonable best efforts to prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vii)     use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(viii)     use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix)     enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

(x)     make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi)     take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)     otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(xiii)     permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such holder and its counsel should be included;

(xiv)     in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction use reasonable best efforts promptly to obtain the withdrawal of such order;

(xv)     use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi)     cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(xvii)     cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii)     use its reasonable best efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Registrable Securities;

(xix)     in the case of any underwritten offering, use its reasonable best efforts to obtain one or more comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Applicable Approving Party reasonably requests;

(xx)     in the case of any underwritten offering, use its reasonable best efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities;

(xxi)     if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxii)     if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxiii)     subject to the terms of Section 2(c) and Section 2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

(b)     The Company shall not undertake any voluntary act that could be reasonably expected to cause a Violation or result in delay or suspension under Section 5(a)(vi). During any Suspension Period, and as may be extended hereunder, the Company shall use its reasonable best efforts to correct or update any disclosure causing the Company to provide notice of the Suspension Period and to file and cause to become effective or terminate the suspension of use or effectiveness, as the case may be, of the subject registration statement.

(c)     If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the holders of Registrable Securities, and the Whitney Holders or the Bain Holders do not request that their Registrable Securities be included in such Shelf Registration, the Company agrees that, at the request of the Majority Whitney Holders and/or the Majority Bain Holders, it shall include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the Whitney Holders and/or the Bain Holders may be added to such Shelf Registration at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(d)     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 6.     Registration Expenses.

(a)     The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and, for the avoidance of doubt, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration, a Takedown Demand or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b)     Counsel Fees and Disbursements. In connection with each Demand Registration, each Piggyback Registration and each takedown offering that is an underwritten offering in which Whitney Holders and/or Bain Holders participate, the Company shall reimburse each of the Whitney Holders and/or Bain Holders (as applicable) participating in such registration for the reasonable fees and disbursements of one separate counsel and one separate local counsel (if necessary) chosen by each of the Majority Whitney Holders and the Majority Bain Holders (as applicable). In connection with each registration in which neither the Whitney Holders nor the Bain Holders participate, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel and one local counsel (if necessary) chosen by the holders of a majority of the Registrable Securities included in such registration for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration, takedown offering or Piggyback Registration.

(c)     Security Holders. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Section 7.     Indemnification and Contribution.

(a)     By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors employees, agents and representatives, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b)     By Each Security Holder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)     Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration if such holders are indemnified parties, at the expense of the indemnifying party.

(d)     Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)     Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof a release of such indemnified party by the claimant or plaintiff from all liability in respect to such claim or litigation.

(f)     Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 8.     Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 8 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 8, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, the Company and the underwriters created pursuant to this Section 8.

Section 9.     Additional Parties; Joinder.

(a) Subject to the prior written consent of the Majority Whitney Holders and the Majority Bain Holders, the Company may permit any Person who acquires Common Stock or rights to acquire Common Stock from the Company after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Registrable Securities” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, the Common Stock acquired by such Person (the “Acquired Shares”) shall be Sponsor Registrable Securities, Executive Registrable Securities or Other Investor Registrable Securities, as determined by the Major Sponsors, such Person shall be a “holder of Registrable Securities” under this Agreement with respect to the Acquired Shares, and the Company shall add such Person’s name and address to the appropriate schedule hereto and circulate such information to the parties to this Agreement.

(b)     Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Company, (ii) a transfer by any Sponsor to its limited partners or members following which such limited partners or members will not hold Registrable Securities, (iii) a Public Offering, (iv) a sale pursuant to Rule 144 after the completion of the IPO or (v) a transfer in connection with a Sale of the Company, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring holder shall cause the prospective transferee to execute and deliver to the Company a Joinder agreeing to be bound by the terms of this Agreement. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement or the Stockholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose.

Section 10.     Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

Section 11.     Subsidiary Public Offering. If, after an initial Public Offering of the Capital Stock of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equity holders, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

Section 12.     Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 16, 2017 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS AMENDED. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities that have ceased to be Registrable Securities.

Section 13.     General Provisions.

(a)     Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of each Sponsor holding at least 1% of the outstanding shares of voting Common Stock on a fully-diluted basis; provided that no such amendment, modification or waiver that by its terms would materially and adversely affect a holder or group of holders of Registrable Securities in a manner materially different than any other holder or group of holders of Registrable Securities shall be effective against such holder or group of holders of Registrable Securities without the consent of the holders of a majority of the Registrable Securities that are held by the group of holders that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement. Notwithstanding anything to the contrary herein, no amendment to this Agreement in connection with an additional investment or a new investor shall be deemed to adversely affect any class of Registrable Securities merely because of the addition of such new investor or amendments to account for the addition of such new investor or the terms of such investment, and, for the avoidance of doubt, differences resulting from Stockholders holding different amounts or classes of Registrable Securities will not be deemed disproportionate for any purposes under this Agreement.

(b)     Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement by specific performance, injunctive relief and other equitable remedies (without posting a bond or other security or proving insufficiency of damages), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties agree and acknowledge that (i) the Company and the Registrable Securities are unique, (ii) a breach of this Agreement would cause substantial and irreparable harm to the Company and the non-breaching parties, (iii) money damages would not be an adequate remedy for any such breach and (iv) in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance, other injunctive relief and other equitable remedies from any court of law or equity of competent jurisdiction (without posting any bond or other security or proving insufficiency of damages) in order to enforce or prevent any violation of the provisions of this Agreement.

(c)     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)     Entire Agreement. Except as otherwise provided herein and in the Stockholders Agreement, this Agreement (including all schedules, exhibits and annexes hereto) contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)     Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the holders of Registrable Securities and their respective successors and permitted assigns (whether so expressed or not), so long as such Persons hold Registrable Securities. Except as otherwise set forth herein, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f)     Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by confirmed electronic mail or facsimile if sent during normal business hours of the recipient on a Business Day, but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) 3 Business Days after it is deposited in the U.S. Mail, addressed to the recipient, first-class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any holder of Registrable Securities or to any other party subject to this Agreement at such address as indicated on Schedule of Sponsors hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving written notice of the change to the sending party as provided herein.

To the Company:

Six Concourse Parkway

Suite 1100

Atlanta, GA 30328

Attention:         Chief Executive Officer

Facsimile No.: (770) 248-8192

with copies (which shall not constitute notice) to the Whitney Holders and the Bain Holders.

To any Whitney Sponsor:

c/o J.H. Whitney Capital Partners, LLC

130 Main Street

New Canaan, CT 06840

Attention:         Steven Rodgers

Facsimile No.: (203) 716-6217

Email: srodgers@whitney.com

with a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036-6797

Attention:         Markus Bolsinger

Facsimile No.: (212) 698-3599

Email: markus.bolsinger@dechert.com

To any Bain Sponsor:

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, MA 02116

Attention:         Christopher Gordon, Devin O’Reilly, Peter Spring and David Hutchins

Facsimile No.: (617) 516-2010

Email: cgordon@baincapital.com, DOReilly@baincapital.com, pspring@baincapital.com and dhutchins@baincapital.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:         Jon A. Ballis, P.C. and Matthew H. O’Brien, P.C.

Facsimile No.: (312) 862-2200

Email: jballis@kirkland.com and obrienm@kirkland.com

To any other Stockholder:

To the address set forth on the applicable schedule hereto or, if no address is set forth thereon, to the address on file with the Company for such Stockholder,

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party in accordance herewith.

(g)     Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h)     Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(i)     MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j)     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF (AND ONLY IF) THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT OR DOES NOT HAVE JURISDICTION OVER A PARTICULAR MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE) OVER ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS WITH RESPECT TO ANY SUCH SUIT, ACTION OR OTHER PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN SECTION 13(F) OR ON THE SCHEDULES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF (AND ONLY IF) THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT OR DOES NOT HAVE JURISDICTION OVER A PARTICULAR MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE) AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k)     No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each holder of Registrable Securities agrees and acknowledges that no recourse under this

Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, agent, general or limited partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, agent, general or limited partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, as such, for any obligation of any holder of Registrable Securities under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)     Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m)     No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n)     Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o)     Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)     Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q)     No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which violates the rights granted to, or is inconsistent with the rights or obligations of, the holders of Registrable Securities in this Agreement.

(r)     No Third Party Beneficiaries. This Agreement shall be binding on each party hereto solely for the benefit of each other party hereto and nothing set forth in this Agreement, express or implied, shall be construed to confer, directly or indirectly, upon or give to any Person other than the parties hereto from time to time any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the parties hereto to enforce, any provisions of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

BCPE EAGLE HOLDINGS INC.

By:	/s/ Rodney D. Windley
Name:	Rodney D. Windley
Title:	Executive Chairman

Signature Page to Registration Rights Agreement

WHITNEY HOLDERS:

PSA HEALTHCARE HOLDING LLC

By:	/s/ Rodney Windley
Name:	Rodney Windley
Its:	Executive Chairman

J.H. WHITNEY VII, L.P.

By:
Name:
Its:

JHW ILIAD HOLDINGS LLC

By:
Name:
Its:

PSA ILIAD HOLDINGS LLC

By:
Name:
Its:

Signature Page to Registration Rights Agreement

WHITNEY HOLDERS:

PSA HEALTHCARE HOLDING LLC

By:
Name:
Its:

J.H. WHITNEY VII, L.P.

BY: J.H. WHITNEY EQUITY PARTNERS VII, LLC
ITS GENERAL PARTNER

By:	/s/ Michael C. Salvator
Name:	Michael C. Salvator
Its:	Managing Member

JHW ILIAD HOLDINGS LLC

By:
Name:
Its:

PSA ILIAD HOLDINGS LLC

By:
Name:
Its:

Signature Page to Registration Rights Agreement

WHITNEY HOLDERS:

PSA HEALTHCARE HOLDING LLC

By:
Name:
Its:

J.H. WHITNEY VII, L.P.

By:
Name:
Its:

JHW ILIAD HOLDINGS LLC

By:	/s/ Steven Rodgers
Name:	Steven Rodgers
Its:	President

PSA ILIAD HOLDINGS LLC

By:	/s/ Steven Rodgers
Name:	Steven Rodgers
Its:	President

Signature Page to Registration Rights Agreement

BAIN HOLDERS:

BAIN CAPITAL FUND XI, L.P.

By:	Bain Capital Partners XI, L.P.,
Its:	General Partner

By:	Bain Capital Investors, LLC,
Its:	General Partner

By:	/s/ Devin O’Reilly
Name:	Devin O’Reilly
Its:	Managing Director

Signature Page to Registration Rights Agreement

BCIP ASSOCIATES IV (US), L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Authorized Signatory

BCIP ASSOCIATES IV-B (US), L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Authorized Signatory

BCIP T ASSOCIATES IV (US), L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Authorized Signatory

BCIP T ASSOCIATES IV-B (US), L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Authorized Signatory

Signature Page to Registration Rights Agreement

RANDOLPH STREET INVESTMENT PARTNERS, L.P. - 2016 DIF

By:	Randolph Street Investment Management, LLC
Its:	General Partner

By:	/s/ Jack S. Levin
Name:	Jack S. Levin
Title:	General Partner’s Manger

Signature Page to Registration Rights Agreement

SQUAM LAKE INVESTORS XI, L.P.

By:	BGPI, Inc.
Its:	General Partner

By:	/s/ Bill Doherty
Name:	Bill Doherty
Title:	Vice President

Signature Page to Registration Rights Agreement

BAIN & COMPANY, INC.

By:	/s/ James P. Spoto
Name:	James P. Spoto
Title:	Director, Global Accounting

Signature Page to Registration Rights Agreement

/s/ Wayne De Veydt
Wayne De Veydt

Signature Page to Registration Rights Agreement

SCHEDULE OF SPONSORS

Name and Address

PSA HEALTHCARE HOLDING LLC

JHW ILIAD HOLDINGS LLC

PSA ILIAD HOLDINGS LLC

J.H. WHITNEY VII, L.P.

c/o J.H. Whitney Capital Partners, LLC

130 Main Street

New Canaan, CT 06840

Attention:         Steven Rodgers

Facsimile No.: (203) 716-6217

Email: srodgers@whitney.com

with a copy (which shall not constitute notice) to: Dechert LLP

1095 Avenue of the Americas

New York, NY 10036-6797

Attention:         Markus Bolsinger

Facsimile No.: (212) 698-3599

Email: markus.bolsinger@dechert.com

BAIN CAPITAL FUND XI, L.P.

BCIP ASSOCIATES IV (US), L.P.

BCIP ASSOCIATES IV-B (US), L.P.

BCIP-T ASSOCIATES IV (US), L.P.

BCIP-T ASSOCIATES IV-B (US), L.P.

RANDOLPH STREET INVESTMENT PARTNERS, L.P. - 2016 DIF

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, MA 02116

Attention:         Ian Loring, Darren Abrahamson and David Hutchins

Facsimile No.: (617) 516-2010

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:         Jon A. Ballis, P.C. and Matthew H. O’Brien, P.C.

Facsimile No.: (312) 862-2200

SQUAM LAKE INVESTORS XI, L.P.

c/o Bain & Company, Inc.

131 Dartmouth Street

Boston, MA 02116

Attention:         Bill Doherty, Global Investment Services

Facsimile No.: (617) 572-2150

BAIN & COMPANY, INC.

c/o Bain & Company, Inc.

131 Dartmouth Street

Boston, MA 02116

Attention:         James Spoto, Global Accounting

Facsimile No.: (617) 572-3172

WAYNE DEVEYDT

9910 Cumberland Road

Fishers, IN 46037

SCHEDULE OF EXECUTIVES

Name and Address

SCHEDULE OF OTHER INVESTORS

Name and Address

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of                      (as the same may hereafter be amended, the “Registration Rights Agreement”), among BCPE Eagle Holdings Inc., a Delaware corporation (the “Company”), and the other person named as parties therein. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of [Sponsor // Executive // Other Investor] Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s                  shares of Common Stock shall be included as [Sponsor // Executive // Other Investor] Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the      day of             ,

Signature of Stockholder

Print Name of Stockholder

Address:

Agreed and Accepted as of

.

BCPE EAGLE HOLDINGS INC.

By:
Its: